Exhibit 99.2

4Q and Year End 16 Financial Results Conference Call

Forward Looking Statement 2 This presentation contains express or implied “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws. These forward - looking statements include, but are not limited to those statements regarding our outlook for 2017, expected benefits from military aid to Israel, future growth, our pipeline and backlog, increased volumes and demand in the markets in which we operate, our product offerings and future market opportunities, expected new opportunities and anticipated orders and growth resulting from the ELD mandate and the timing and expected benefits from our spinoff of the aerospace and defense division, including whether such spinoff will be completed. The forward - looking statements contained in this presentation are subject to risks and uncertainties, including those discussed in the "Risk Factors" section and elsewhere in the Company's annual report on Form 10 - K for the year ended December 31, 2015 and in subsequent filings with the Securities and Exchange Commission. Except as otherwise required by law, the Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward - looking statements whether as a result of new information, future events or otherwise.

3 4 th Quarter & Year End Overview ▪ Combined backlog in both our Micronet and Enertec businesses remains robust ▪ Positioned for growth in Enertec business based on our strong reputation and increase in military spending ▪ Potential significant sector growth expected in 2017 for Micronet as electronic logging device (ELD) mandate requirement deadline nears and additional Mobile Respurce Mnagement (“MRM”) products by Micronet ▪ Launched TREQr - 5 and received $1 million purchase order

ELD Mandate Opportunity 4 December 2015: Electronic Logging Devices (ELD) regulation implemented Drivers to keep electronic records of hours of service (HOS) Micronet’s comprehensive products provide state of the art solutions for the ELD requirements Starting to see increased demand as fleet managers and commercial truck and bus owners comply with ELD mandate December 18, 2017: Final date for being in compliance with regulation for carriers and drivers who are using paper logs or logging software December 16, 2019: Final date for being in compliance with regulation for carriers and drivers who currently use an automated on - board recorded device *”Based on Industry Analysts, January 2017” A potential multibillion market opportunity* World MRM market has a potential to reach over $10 billion by end of 2017* Our tablets are fully compliant with the regulation

Further Broadening Our Product Line 5 Launched TREQ - r 5 product: ▪ Real open architecture ▪ Innovative ruggedized telematics android on - board computer optimized for Internet of Things and Fleet Management applications, including safety, efficiency and compliance ▪ Well - suited for the bring your own device telematics market ▪ Pairs easily with smart phones; no customization required ▪ Enhanced safety monitoring features ▪ Expands market opportunity particularly with smaller sized fleets ▪ Strong pipeline with growing amount of customers evaluating product in the field ▪ Announced $1M purchase order in December; we are currently shipping

6 Improved Backlog at Enertec ▪ Backlog on December 31, 2016 remains strong $9 million and as of today is $14.6 million. ▪ Aerospace & Defense subsidiary Enertec awarded three - stage $5.8 million project for the production of Computer - based Command and Control Defense systems ▪ The multibillion dollar A&D contractor expects to place additional orders ▪ Enertec was selected as the supplier to develop this sophisticated mission critical system and this new order is a direct result of Enertec’s strong positioning with the customer ▪ Enertec was awarded with $900,000 purchase order as part of the implementation in Q3 2016 ▪ The Company received continuing orders related to the project in a total of $4.7 million A&D Deal Pipeline Strengthening as Enertec Builds Reputation as Dependable and Innovative Defense Systems Provider

Positive Outlook 7 Aerospace/Defense ▪ Continued reliance on missile defense systems supports demand for our missile defense offerings ▪ Expect significant demand for new Mobile Command & Control Centers ▪ Recent U.S. pledge for a $38B military aid to Israel over next 10 years - a significant growth engine ▪ Enertec’s strong reputation providing technologies and services to some of the top military contractors in the world, coupled with increasing demand, creates a growth environment for our A & Defense business ▪ Announced $1.66 million in purchase orders since the end of Q4 2016 MRM ▪ Local fleet market and ELD expected to be the growth engines of the company ▪ The All In One line of newly developed tablets is becoming the Company’s leading product with wider market acceptance ▪ ELD mandate is driving increased pipeline for All In One products ▪ Broadening product portfolio to target the additional segments in the MRM market ▪ Announced $2.9 million in purchase orders since the end of Q4 2016 Trends

8 Spinoff of Aerospace & Defense Division ▪ A&D division of Micronet Enertec planned to be spun off into a stand - alone company ▪ Shareholders would own based on their ownership of Micronet Enertec common stock of the spun off entity, on a pro - rata basis based ▪ Potential benefits to each separate business: ▪ Increased business focus and execution of growth strategy ▪ Better allocation of financial resources and ability to attract top talent ▪ Faster, more agile response to industry - specific opportunities ▪ Investors can make independent investment decisions for each business ▪ e Company received continuing orders related to the project in a total of $4.7 million Spinoff expected to create value for shareholders and boost growth at each business

Full Year 16 vs. Full Year 15 Revenues 9 (in millions) $9.5 $9.0 $8 $9 $10 2016 2015 A&D MRM $22.75 $23.59 $0 $5 $10 $15 $20 $25 2016 2015 (in millions) (in millions) Sales Breakdown Consolidated revenue for the year $13.25 $14.59 $0 $10 $20 $30 2016 2015

10 Income Statement Highlights (in 000s except share and per share data) 12 Months Ended December 31, 2016 12 Months Ended December 31, 2015 Revenues $ 22,748 $23,587 Cost of Revenues 18,598 16,284 Gross Profit 4,150 7,303 Gross Profit Margin 18% 31% Operating Expenses Research & Development 2,320 2,453 % of Sales 10% 10% Selling & Marketing 1,941 1,530 % of Sales 9% 6% General & Administrative 5,933 4,723 % of Sales 26% 20% Amortization of intangible assets 926 1,118 Total operating expenses 11,120 9,824 % of Sales 49% 42% Net income (loss) (5,807) (2,467) Basic and diluted income (loss) per share (0.97) (0.42) Basic weighted average common shares outstanding 5,966,622 5,861,630

Non - GAAP (in 000s except share and per share data) 11 2015 2016 (2,467) (5,807) GAAP net loss attributable to Micronet Enertec 701 582 Amortization of acquired intangible assets 336 294 Stock - based compensation (24) Amortization of note discount (25) (6) Income tax - effect of above non - GAAP adjustments (1,455) (4,961) Total Non - GAAP net loss attributable to Micronet Enertec (0.25) (0.83) Non - GAAP net loss per share attributable to Micronet Enertec 5,861,630 5,966,622 Shares used in per share calculations Twelve months ended December 31 ,

Strong Balance Sheet December 31, 2016 December 31, 2015 Cash, cash equivalents and marketable securities $8.1M $12.1M Trade accounts receivables, net $11.6M $12.3M Bank & others debts $14.4M $14.4M Net Working Capital $6.7M $13.3M Stockholders' Equity $10.9M $17.5M 12

Thank You 13 Q & A